Exhibit 10.4

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE ("Settlement Agreement'') is hereby entered into as of the last date executed below (the “Effective Date”) by and between:

-	Payprotec Oregon LLC. D/B/A Securus Payments (“Securus”)

-	Excel Corporation (“Excel”)

-	Steven Lemma

-	Mychol Robirds

-	Shalom Auerbach

-	E-Cig Ventures, LLC (“E-Cig”)

RECITALS

WHEREAS, On or about January 27, 2014 Securus and E-Cig executed a Residual Purchase Agreement related to $250,000 of residuals pursuant to Securus’s agreements with First Data Merchant Services Corporation; and

WHEREAS, E-Cig and Securus executed an Option Agreement concurrent with the Residual Purchase Agreement referred to above (collectively, the “RPA”); and

WHEREAS, Excel and E-Cig executed a Securities Exchange Agreement on April 21, 2014 whereby Excel issued 2,000,000 shares of its common stock in consideration for a 10% membership interest in Securus E-Cig received in connection with the RPA; and

WHEREAS, a dispute has arisen as to the efficacy of the underlying deal and the parties wish to enter into this Settlement Agreement to settle all disputes related to the RPA; and

WHEREAS, Excel and Securus are desirous of buying out E-Cig’s repurchase option and settling all amounts due under the RPA for a total price of $2,700,000, as will be set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the Settlement Agreement herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1.           Securus shall pay, or cause to be paid on its behalf, E-Cig Ventures (or its designees) $2,400,000 in cash from the closing of a new financing transaction with respect to its residuals.

2.           Additionally, Excel will issue a $300,000 note in favor of E-Cig to be paid in 12 equal installments starting 91 days after close with interest at 6%.

3.           E-Cig  will retain 1,000,000 of the 2,000,000 shares of Excel common stock issued after it receives payment as per paragraph 1 and 2 above.  The other 1,000,000 shares will be returned to Excel. Until that time, all 2,000,000 shares will remain under the ownership and control of E-Cig, with 1,000,000 of those shares being held in escrow as per the terms of this agreement,

4.           Securus will indemnify Shalom Auerbach and E-Cig excepting fraud.

5.           E-Cig  will retain only $85,000 of the Residual paid on or about June 20, 2014.  If Securus does not complete its refinancing by June 30, 2014, it will pay an additional amount of $25,000 on June 30, 2014.  The $85,000  paid with respect to this section 6 shall not be credited towards the $2,400,000 due upon the closing of Securus’s refinancing, however the additional $25,000 shall be credited towards the $2,400,000.

6.           E-Cig and Shalom Auerbach represent that Shalom Auerbach is the sole member and 100% owner of E-Cig.

7.           Cross-Release by All Parties: Upon completion of the above, every party hereto and every other affiliated name  and entity of the aforementioned, excepting claims for fraud shall be deemed to have irrevocably released one another and any other entity or affiliate of the aforementioned parties hereto, their officers, directors, members, affiliates, subsidiaries and related entities from all actions, causes of action, claims, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents executions, attorneys’ fees, claims, and demands whatsoever, in law, admiralty or equity, including, but not limited to, all claims and allegations set forth in this deal and all other deals and every of its affiliates, subsidiaries, heirs, executors, administrators, successors and assigns hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the Effective Date of this Agreement.

8.           Acknowledgement; Covenants: In consideration of the payment in full of the obligations set forth above, the parties agree: (i) that each party to the RPA shall be released from all their respective obligations thereunder and the RPA shall be of no further force and effect; (ii) that all Uniform Commercial Code releases, terminations and any similar instruments shall be filed within fifteen (15) days of the Effective Date; and (iii) to take any other such actions necessary to evidence the consummation of the transactions hereof and that the Residuals (as defined in the RPA) are free and clear of all liens and any other encumbrances.

9.           Non-Disparagement: The Parties and its officers, directors, agents and representatives individually and collectively covenant, represent and warrant that they shall not and will not, from the date hereof, criticize, denigrate or disparage, directly or indirectly, each other and/or any of their present and former directors, officers, partners, managers, members, agents, employees or attorneys.  Should either party violate this provision, in addition to the penalties set forth in paragraph 15 below, the non-defaulting party will be allowed to defend itself without regard to this provision and not be subject to any penalties contained in this agreement.

10.         Entire Agreement and Successors in Interest: This Settlement Agreement contains the entire agreement between the parties with regard to the matters set forth herein and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.

11.         Representation of Comprehension of Document: This Agreement has been negotiated at arm’s length among the parties, and each of the parties has been afforded the opportunity to have the Agreement reviewed by legal counsel. Accordingly, each of the parties shall be deemed to have participated in the preparation of this Agreement.

12.         Governing Law: This Settlement Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to any applicable conflicts of laws principles. Any litigation arising between the parties hereto, out of this Agreement, shall be brought in Supreme Court of New York, Kings County.

13.         Additional Documents: All parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Settlement Agreement.

14.         Severability: The provisions of this Agreement are severable and the invalidity of one (1) or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

15.         Entire Agreement: This Agreement and the Exhibits and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, but only by an agreement in writing and signed by the parties hereto.

16.         Confidentiality:  The Parties shall keep the contents of this agreement strictly confidential and shall not use same for any purpose other than to complete the terms of this agreement as are contained herein, provided that confidential information may be disclosed by Excel pursuant to FINRA or SEC reporting requirements or in compliance with other legal requirements and Excel agrees to inform E-Cig of such required disclosure on a timely basis.  The Parties agree that if either Party discloses any of the contents of this agreement to anyone, at any time, for any reason, the non-disclosing Party shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limiting the generality of the foregoing, any proceedings to: (i) obtain direct damages for any breach of this Agreement not to be below One Million dollars ($1,000,000); (ii) order the specific performance thereof; or (iii) enjoin the breach of such provisions. This provision shall survive closing for a period of one (5) years.

(Signatures Appear on Next Page)

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the Effective Date.

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